UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Boulevard Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, since March 1, 2017, NanoVibronix, Inc. (the “Company”) has completed a series of bridge financings, pursuant to which the Company has received aggregate proceeds of $1,230,000 in exchange for convertible promissory notes in the aggregate principal amount of $1,230,000 (collectively, the “2017 Notes”) and seven-year warrants to purchase an aggregate of 492,000 shares of the Company’s common stock at an exercise price of $5.90 per share. The principal amount and all accrued but unpaid interest on each 2017 Note become due and payable on the earlier of the (i) 5-year anniversary of the date of issuance, or (ii) the date the Company completes an equity financing pursuant to which the Company issues and sells shares of capital stock resulting in aggregate proceeds of at least $2,000,000 (a “Qualified Financing”). As of September 11, 2017, the aggregate outstanding principal amount of the 2017 Notes and accrued but unpaid interest thereon was $1,254,301.

On September 7, 2017, the Company entered into letter agreements with the holders of the 2017 Notes (collectively, the “Letter Agreements”), pursuant to which each such holder agreed that, notwithstanding anything in the 2017 Note to the contrary, in the event the Company consummates a Qualified Financing prior to December 31, 2017, pursuant to a firm commitment underwritten offering that results in the Company’s common stock being contemporaneously listed on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market upon the closing date of such Qualified Offering, the entire outstanding principal and accrued but unpaid interest on its 2017 Note will be automatically converted into shares of the same class and series of the Company’s equity securities sold on the closing date in such Qualified Financing at a price per share equal to the lesser of: (a) 80% of the price per share at which such securities are sold in such Qualified Financing and (b) $5.90 per share.

In addition, pursuant to the Letter Agreements, the holders of the 2017 Notes agreed to enter into a 180-day lock-up agreement, the release from which is subject to prior written consent of the managing underwriter, commencing on the date of the final prospectus relating to the registration by the Company of shares of its common stock or any other equity securities under the Securities Act of 1933, as amended, on a registration statement on Form S-1.

To the extent that the conversion of the 2017 Notes causes any holder thereof to beneficially own more than 9.99% of the Company’s common stock, such holder may elect to receive shares of the Company’s Series C Convertible Preferred Stock in lieu of common stock or common stock equivalents.

The foregoing description of the Letter Agreements is qualified in its entirety by the full text of the form of such documents, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	Form of Letter Agreement, dated September 7, 2017, between NanoVibronix, Inc. and holders of the 2017 Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: September 12, 2017	By:	/s/ Stephen Brown
Name: Stephen Brown
Title: Chief Financial Officer